Exhibit 99.1
MYR Group Inc. Announces Third-Quarter and First Nine-Months 2023 Results
Thornton, Colo., October 25, 2023 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its third-quarter and first nine-months 2023 financial results.
Highlights for Third Quarter 2023
•Record quarterly revenues of $939.5 million
•Quarterly net income of $21.5 million, or $1.28 per diluted share
•Quarterly EBITDA of $47.0 million
•Backlog of $2.62 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our third quarter 2023 financials resulted in record high revenues of $939.5 million, an increase of $139.7 million, or 17.5 percent, compared to the same period of 2022. Third quarter 2023 net income of $21.5 million was a 16.7 percent increase over the third quarter of 2022, with consolidated gross profit and EBITDA all increasing compared to the same period of 2022.” Mr. Swartz also said, “Our financial performance illustrates the overall strength of our core markets, the continued demand and investment in electrical infrastructure, which is bringing steady opportunities for our business, and our ability to maintain and expand our diverse customer relationships.”
Third Quarter Results
MYR reported third-quarter 2023 revenues of $939.5 million, an increase of $139.7 million, or 17.5 percent, compared to the third quarter of 2022. Specifically, our Transmission and Distribution (“T&D”) segment reported revenues of $548.6 million for the third quarter of 2023, an increase of $96.6 million, or 21.4 percent, from the third quarter of 2022, due to an increase in revenue on transmission projects, primarily related to an increase in revenue on clean energy projects. Our Commercial and Industrial (“C&I”) segment reported revenues of $390.9 million for the third quarter of 2023, an increase of $43.1 million, or 12.4 percent, from the third quarter of 2022, primarily due to higher revenue related to clean energy projects in certain geographical areas.
Consolidated gross profit in the third quarter of 2023 was $92.4 million, an increase of $6.1 million or 7.0 percent, from the third quarter of 2022. The increase in gross profit was due to higher revenues, partially offset by lower margins. Gross margin was 9.8 percent for the third quarter of 2023 compared to 10.8 percent for the third quarter of 2022. The decrease in gross margin was primarily due to labor and project inefficiencies, some of which were caused by supply chain disruptions and inclement weather experienced on certain projects. Gross margin was also negatively impacted by rising costs associated with inflation. These margin decreases were partially offset by favorable change orders and better-than-anticipated productivity on certain projects. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 1.3 percent and 0.3 percent for the third quarter of 2023 and 2022, respectively.
Selling, general and administrative expenses (“SG&A”) increased to $59.9 million in the third quarter of 2023, compared to $58.9 million for the third quarter of 2022. The period-over-period increase was primarily due to an increase in employee incentive compensation costs and an increase in employee-related expenses to support the growth in our operations.
Interest expense increased to $1.3 million in the third quarter of 2023, compared to $1.1 million for the third quarter of 2022. The period-over-period increase was primarily attributable to higher interest rates, partially offset by lower average debt balances, during the third quarter of 2023 as compared to the third quarter of 2022.
Income tax expense was $9.3 million for the third quarter of 2023, with an effective tax rate of 30.3 percent, compared to income tax expense of $7.7 million for the third quarter of 2022, with an effective tax rate of 29.4 percent. The period-over-period increase in tax rate was primarily due to higher other permanent difference items.
For the third quarter of 2023, net income was $21.5 million, or $1.28 per diluted share, compared to $18.4 million, or $1.09 per diluted share, for the same period of 2022. Third-quarter 2023 EBITDA, a non-GAAP financial measure, was $47.0 million, compared to $40.3 million in the third quarter of 2022.

First Nine-Months Results
MYR reported first nine-months 2023 revenues of $2.64 billion, an increase of $495.1 million, or 23.1 percent, compared to the first nine months of 2022. Specifically, the T&D segment reported revenues of $1.50 billion, an increase of $265.6 million, or 21.6 percent, from the first nine months of 2022, due to an increase in revenue on transmission projects, primarily related to an increase in revenue on clean energy projects, and an increase in revenue on distribution projects. The C&I segment reported revenues of $1.14 billion, an increase of $229.6 million, or 25.2 percent from the first nine months of 2022, primarily due to higher revenue related to clean energy projects in certain geographical areas.
Consolidated gross profit increased to $266.9 million in the first nine months of 2023, an increase of $19.2 million or 7.8 percent, from the first nine months of 2022. The increase in gross profit was due to higher revenues, partially offset by lower margins. Gross margin was 10.1 percent for the first nine months of 2023 compared to 11.5 percent for the first nine months of 2022. The decrease in gross margin was primarily due to labor and project inefficiencies, some of which were caused by inclement weather and supply chain disruptions experienced on certain projects. Gross margin was also negatively impacted by rising costs associated with inflation as well as an increase in cost associated with an adjustment to sales tax accruals for prior periods in one of our operating areas. These margin decreases were partially offset by favorable change orders and better-than-anticipated productivity on certain projects. Changes in estimates of gross profit on certain projects resulted in a gross margin decrease of 1.2 percent for the first nine months of 2023 and were not significant for the first nine months of 2022.
SG&A increased to $174.6 million in the first nine months of 2023, compared to $164.5 million for the first nine months of 2022. The period-over-period increase was primarily due to an increase in employee-related expenses to support the growth in our operations and an increase in employee incentive compensation costs.
Interest expense increased to $3.1 million in the first nine months of 2023, compared to $2.2 million for the first nine months of 2022. The period-over-period increase was primarily due to higher interest rates, partially offset by lower average debt balances during the first nine months of 2023 as compared to the first nine months of 2022.
Income tax expense was $22.6 million for the first nine months of 2023, with an effective tax rate of 25.2 percent, compared to income tax expense of $19.6 million for the first nine months of 2022, with an effective tax rate of 25.0 percent. The period-over-period increase in tax rate was primarily due to higher other permanent difference items, partially offset by a higher favorable impact from stock compensation excess tax benefits.
For the first nine months of 2023, net income was $66.9 million, or $3.98 per diluted share, compared to $58.8 million, or $3.45 per diluted share, for the same period of 2022.
Backlog
As of September 30, 2023, MYR's backlog was $2.62 billion, compared to $2.73 billion as of June 30, 2023. As of September 30, 2023, T&D backlog was $1.14 billion, and C&I backlog was $1.48 billion. Total backlog at September 30, 2023 increased $141.6 million, or 5.7 percent, from the $2.48 billion reported at September 30, 2022.
Balance Sheet
As of September 30, 2023, MYR had $431.8 million of borrowing availability under its $490 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call
MYR will host a conference call to discuss its third-quarter 2023 results on Thursday, October 26, 2023 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register.vevent.com/register/BIec660dbd71c24dc58e7cefa48d05ff39. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Kelly M. Huntington, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of September 30, 2023 and December 31, 2022

(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,471	$51,040
Accounts receivable, net of allowances of $1,986 and $2,073, respectively	548,766	472,543
Contract assets, net of allowances of $608 and $499, respectively	410,277	300,615
Current portion of receivable for insurance claims in excess of deductibles	9,359	9,325
Refundable income taxes	4,853	8,944
Prepaid expenses and other current assets	28,557	47,824
Total current assets	1,032,283	890,291
Property and equipment, net of accumulated depreciation of $372,147 and $351,753, respectively	256,295	233,175
Operating lease right-of-use assets	29,098	30,544
Goodwill	115,728	115,847
Intangible assets, net of accumulated amortization of $29,092 and $25,439, respectively	83,790	87,557
Receivable for insurance claims in excess of deductibles	32,618	34,210
Investment in joint ventures	5,405	3,697
Other assets	5,516	3,537
Total assets	$1,560,733	$1,398,858

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5,265	$5,074
Current portion of operating lease obligations	9,319	9,711
Current portion of finance lease obligations	2,139	1,127
Accounts payable	377,690	315,323
Contract liabilities	230,971	227,055
Current portion of accrued self-insurance	28,534	28,752
Accrued income taxes	1,557	—
Other current liabilities	85,176	79,918
Total current liabilities	740,651	666,960
Deferred income tax liabilities	45,737	45,775
Long-term debt	57,073	35,479
Accrued self-insurance	50,384	51,287
Operating lease obligations, net of current maturities	19,776	20,845
Finance lease obligations, net of current maturities	429	2,313
Other liabilities	21,224	15,999
Total liabilities	935,274	838,658
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,709,534 and 16,563,767 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	167	165
Additional paid-in capital	160,813	161,427
Accumulated other comprehensive loss	(6,635)	(6,300)
Retained earnings	471,114	404,908
Total shareholders’ equity	625,459	560,200
Total liabilities and shareholders’ equity	$1,560,733	$1,398,858

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2023 and 2022

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Contract revenues	$939,476	$799,848	$2,639,708	$2,144,586
Contract costs	847,093	713,502	2,372,806	1,896,893
Gross profit	92,383	86,346	266,902	247,693
Selling, general and administrative expenses	59,879	58,891	174,618	164,471
Amortization of intangible assets	1,231	827	3,686	6,847
Gain on sale of property and equipment	(754)	(347)	(3,293)	(1,747)
Income from operations	32,027	26,975	91,891	78,122
Other income (expense):
Interest income	226	44	740	58
Interest expense	(1,319)	(1,134)	(3,059)	(2,235)
Other income (expense), net	(91)	223	(61)	2,485
Income before provision for income taxes	30,843	26,108	89,511	78,430
Income tax expense	9,331	7,672	22,563	19,622
Net income	$21,512	$18,436	$66,948	$58,808
Income per common share:
—Basic	$1.29	$1.11	$4.01	$3.50
—Diluted	$1.28	$1.09	$3.98	$3.45
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,710	16,659	16,678	16,822
—Diluted	16,829	16,853	16,821	17,044

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2023 and 2022

	Nine months ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$66,948	$58,808
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	39,848	36,317
Amortization of intangible assets	3,686	6,847
Stock-based compensation expense	6,562	5,866
Deferred income taxes	—	(1)
Gain on sale of property and equipment	(3,293)	(1,747)
Other non-cash items	564	3,230
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(76,349)	(56,125)
Contract assets, net	(109,803)	(74,775)
Receivable for insurance claims in excess of deductibles	1,558	(271)
Other assets	21,503	23,326
Accounts payable	62,276	71,758
Contract liabilities	3,941	5,582
Accrued self-insurance	(1,119)	1,462
Other liabilities	12,070	(6,551)
Net cash flows provided by operating activities	28,392	73,726
Cash flows from investing activities:
Proceeds from sale of property and equipment	3,998	1,649
Cash paid for acquired business, net of cash acquired	—	(110,660)
Purchases of property and equipment	(63,791)	(48,522)
Net cash flows used in investing activities	(59,793)	(157,533)
Cash flows from financing activities:
Borrowings under revolving lines of credit	354,467	173,250
Repayments under revolving lines of credit	(328,085)	(115,502)
Borrowings under equipment notes	—	24,187
Payment of principal obligations under equipment notes	(4,597)	(522)
Payment of principal obligations under finance leases	(872)	(1,272)
Proceeds from exercise of stock options	20	30
Repurchase of common stock	—	(31,654)
Debt refinancing costs	(2,129)	—
Payments related to tax withholding for stock-based compensation	(7,936)	(6,791)
Net cash flows provided by financing activities	10,868	41,726
Effect of exchange rate changes on cash	(36)	(4,244)
Net decrease in cash and cash equivalents	(20,569)	(46,325)
Cash and cash equivalents:
Beginning of period	51,040	82,092
End of period	$30,471	$35,767

Supplemental cash flow information:
Noncash financing activities:
Share repurchases not settled	$—	$1,712

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended September 30, 2023 and 2022 and
As of September 30, 2023, December 31, 2022, September 30, 2022 and September 30, 2021

	Three months ended September 30,		Last twelve months ended September 30,
(dollars in thousands, except share and per share data)	2023	2022	2023		2022
Summary Statement of Operations Data:
Contract revenues	$939,476	$799,848	$3,503,664		$2,790,634
Gross profit	$92,383	$86,346	$363,171		$330,776
Income from operations	$32,027	$26,975	$128,676		$108,654
Income before provision for income taxes	$30,843	$26,108	$125,285		$107,925
Income tax expense	$9,331	$7,672	$33,764		$28,429
Net income	$21,512	$18,436	$91,521		$79,496
Tax rate	30.3%	29.4%	26.9%		26.3%

Per Share Data:
Income per common share:
–Basic	$1.29	$1.11	$5.49	(1)	$4.73	(1)
–Diluted	$1.28	$1.09	$5.45	(1)	$4.65	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,710	16,659	16,653	(2)	16,835	(2)
–Diluted	16,829	16,853	16,812	(2)	17,066	(2)

(in thousands)	September 30, 2023	December 31, 2022	September 30, 2022	September 30, 2021
Summary Balance Sheet Data:
Total assets	$1,560,733	$1,398,858	$1,329,956	$1,063,827
Total shareholders’ equity	$625,459	$560,200	$535,877	$496,180
Goodwill and intangible assets	$199,518	$203,404	$204,275	$115,697
Total funded debt (3)	$62,338	$40,553	$85,912	$5,011

(in thousands)	Last twelve months ended September 30,
	2023	2022
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income	$91,521	$79,496
Interest expense, net	3,518	2,499
Amortization of intangible assets	5,848	7,424
Tax impact of interest and amortization of intangible assets	(2,519)	(2,610)
EBIA, net of taxes (5)	$98,368	$86,809
See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended September 30, 2023 and 2022

	Three months ended September 30,		Last twelve months ended September 30,
(in thousands, except share, per share data, ratios and percentages)	2023	2022	2023	2022

Financial Performance Measures (4):
EBITDA (6)	$46,975	$40,299	$187,343	$165,175
EBITDA per Diluted Share (7)	$2.79	$2.39	$11.14	$9.68
Free Cash Flow (8)	$(9,513)	$(4,494)	$29,825	$34,557
Book Value per Period End Share (9)	$37.17	$31.90
Tangible Book Value (10)	$425,941	$331,602
Tangible Book Value per Period End Share (11)	$25.31	$19.74
Funded Debt to Equity Ratio (12)	0.10	0.16
Asset Turnover (13)			2.63	2.62
Return on Assets (14)			6.9%	7.5%
Return on Equity (15)			17.1%	16.0%
Return on Invested Capital (18)			15.8%	17.1%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$21,512	$18,436	$91,521	$79,496
Interest expense, net	1,093	1,090	3,518	2,499
Income tax expense	9,331	7,672	33,764	28,429
Depreciation and amortization	15,039	13,101	58,540	54,751
EBITDA (6)	$46,975	$40,299	$187,343	$165,175

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$1.28	$1.09	$5.45	$4.65
Interest expense, net, per share	0.07	0.06	0.21	0.15
Income tax expense per share	0.55	0.46	2.00	1.67
Depreciation and amortization per share	0.89	0.78	3.48	3.21
EBITDA per Diluted Share (7)	$2.79	$2.39	$11.14	$9.68

Calculation of Free Cash Flow:
Net cash flow from operating activities	$12,548	$13,607	$122,150	$102,739
Less: cash used in purchasing property and equipment	(22,061)	(18,101)	(92,325)	(68,182)
Free Cash Flow (8)	$(9,513)	$(4,494)	$29,825	$34,557

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of September 30, 2023, 2022 and 2021

(in thousands)	September 30, 2023	September 30, 2022
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$625,459	$535,877
Goodwill and intangible assets	(199,518)	(204,275)
Tangible Book Value (10)	$425,941	$331,602

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$37.17	$31.90
Goodwill and intangible assets per period end share	(11.86)	(12.16)
Tangible Book Value per Period End Share (11)	$25.31	$19.74

Calculation of Period End Shares:
Shares outstanding	16,710	16,607
Plus: common equivalents	119	194
Period End Shares (16)	16,829	16,801

(in thousands)	September 30, 2023	September 30, 2022	September 30, 2021
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$625,459	$535,877	$496,180
Plus: total funded debt	62,338	85,912	5,011
Less: cash and cash equivalents	(30,471)	(35,767)	(73,006)
Invested Capital	$657,326	$586,022	$428,185
Average Invested Capital (17)	$621,674	$507,104
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(6)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.
(18)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.